EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-52478, 33-80952, 333-47122 and 333-44260), Form
S-8-A (Nos. 33-52478 and 33-80952) and on Form S-4 (Nos. 333-36387 and
333-61221) of Building Materials Holding Corporation of our report dated February 27, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 27, 2001 relating to the financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP



San Francisco, California
March 30, 2001